Exhibit 99.2

MBIA Inc. Announces Consent Solicitation Relating to the Indentures Governing Its 6.40% Senior Notes Due 2022, 7.00% Debentures Due 2025, 7.15% Debentures Due 2027, 6.625% Debentures Due 2028 and 5.70% Senior Notes Due 2034

ARMONK, N.Y.--(BUSINESS WIRE)--November 7, 2012--MBIA Inc. (the “Company” or “MBIA”) (NYSE: MBI) announced today that it has commenced a consent solicitation relating to the Indentures governing its 6.40% Senior Notes due 2022, 7.00% Debentures due 2025, 7.15% Debentures due 2027, 6.625% Debentures due 2028 and 5.70% Senior Notes due 2034 (the “Notes”).

Specifically, the Company proposes to substitute one of its subsidiaries, National Public Finance Guarantee Corporation, for another subsidiary, MBIA Insurance Corporation, in the definitions of “Restricted Subsidiary” in the Indenture, dated as of August 1, 1990 (the “1990 Indenture”), and “Principal Subsidiaries” in the Senior Indenture, dated as of November 24, 2004 (the “2004 Indenture”), pursuant to which the Notes were issued.

As described in the documentation related to the consent solicitation, the Company believes the proposed amendments will be beneficial to both the Company and its noteholders.

In the event that the proposed amendments become operative, the Company will pay a consent fee of $10 per $1,000 principal amount of Notes to all consenting noteholders, on terms and conditions described in the consent solicitation documentation.

In connection with the consent solicitation, the Company has entered into a lock-up agreement with holders of approximately 25.4% of the principal amount of the Notes outstanding under the 1990 Indenture and approximately 3.5% of the principal amount of the Notes outstanding under the 2004 Indenture, pursuant to which they have agreed to (i) deliver or cause to be delivered, as soon as practicable, valid consents to the proposed amendments and (ii) not to revoke such consents for 30 days except if the terms or conditions of the consent solicitation are materially modified.

The consent solicitation will expire at 5:00 P.M., New York City Time, on November 21, 2012.

Holders of Notes who have any questions regarding the terms of the consent solicitation should contact the Solicitation Agent, Deutsche Bank Securities, at (855) 287-1922 (U.S. Toll-free) or (212) 250-7527. Copies of the consent solicitation statement, the form of consent or any related documents may be obtained from i-Deal LLC, the Information Agent, by calling (888) 593-9546 (U.S. Toll-free) or (212) 849-5000. In addition, beneficial owners wishing to review the consent solicitation statement may also access it by visiting the following website: http://docs.mbia.com.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE OF ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "project," "plan," "expect," "intend," "will likely result," "looking forward" or "will continue," and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of CDOs including multi-sector, CMBS and CRE CDOs and RMBS, the failure to obtain regulatory approval to implement our risk reduction and liquidity strategies, the possibility that loss reserve estimates are not adequate to cover potential claims, the possibility that the Company’s obligations will be accelerated if MBIA Insurance Corporation becomes subject to a rehabilitation or liquidation proceeding, the Company's ability to access capital and the Company's exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company's ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company's ability to commute certain of its insured exposures, including as a result of limited available liquidity, the Company's ability to favorably resolve litigation claims against the Company, and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company's forward-looking statements are discussed under the "Risk Factors" section in MBIA Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company's subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

CONTACT:
MBIA Inc.
Media:
Kevin Brown, +1-914-765-3648
or
Investor Relations:
Greg Diamond, +1-914-765-3190
www.mbia.com